Exhibit 10-a

MERGER AGREEMENT

by and among

Standard Commerce, Inc.,

Jianye Acquisition Corp.

and

American Jianye Ethanol Company, Inc.

Dated as of November 12, 2007

MERGER AGREEMENT

Merger Agreement (the “Agreement”) dated as of November 12, 2007 by and among Standard Commerce, Inc., a corporation formed under the laws of the State of Delaware (“STCC”), Jianye Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned subsidiary of STCC (the “Merger Sub”), and American Jianye Ethanol Company, Inc., a corporation formed under the laws of the State of Delaware (“American Jianye”).  Each of STCC, the Merger Sub, and American Jianye is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, American Jianye owns 100% of the registered capital of Zhao Dong Jianye Fuel Co., Ltd., a corporation organized under the laws of The People’s Republic of China (“Zhao Dong Jianye”);

WHEREAS, STCC and American Jianye have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, STCC has proposed to acquire American Jianye pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, American Jianye shall become a wholly owned subsidiary of STCC through the merger of American Jianye with and into the Merger Sub (the “Merger”); and

WHEREAS, in the Merger, all issued and outstanding shares of capital stock of American Jianye shall be cancelled and converted into the right to receive 189,901,500 shares of common stock of STCC (the “Merger Shares”) which Shares shall represent 97.46% of the voting power of STCC after the Merger;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

“DGCL” means Delaware General Corporation Law.

“Knowledge” means, in the case of STCC or American Jianye, a particular fact or other matter of which its Chief Executive Officer or the Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean American Jianye as the surviving entity in the Merger as provided in Section 1.04.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I

THE MERGER

SECTION 1.01

PROCEDURE

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the  DGCL, at the Effective Time (as hereinafter defined), all American Jianye Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)

Exchange Agent.  Robert Brantl, Esq., counsel for STCC, shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging American Jianye Shares for the Merger Shares.   At or prior to the Closing, STCC shall deliver to the Exchange Agent the Merger Shares.

(b)

Conversion of Securities.

(i)

Conversion of American Jianye Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of STCC, American Jianye or the Merger Sub, or the holders of any of their respective securities:

(A)

Each of the issued and outstanding shares of common stock of American Jianye (the “American Jianye Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, that number of common shares of STCC as shall be determined by dividing 189,901,500 by the number of then issued and outstanding American Jianye Shares.

(B)

All American Jianye Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest.  No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

(ii)

Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of American Jianye, STCC, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of STCC.

SECTION 1.02

CLOSING

The closing of the Merger (the “Closing”) will take place at the offices of Robert Brantl, Esq. within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as STCC and American Jianye shall agree (the “Closing Date”), but in any event no later than November 30, 2007 unless extended by a written agreement of STCC and American Jianye.

SECTION 1.03

MERGER; EFFECTIVE TIME

At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and STCC shall cause Merger Sub to, merge with and into American Jianye in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and American Jianye shall continue as the Surviving Entity.  The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04

EFFECT OF THE MERGER

The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of American Jianye and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of American Jianye and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS

  AND OFFICERS

Pursuant to the Merger:

(a)

The Certificate of Incorporation and Bylaws of American Jianye as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)

The directors and officers of the American Jianye immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06

RESTRICTIONS ON RESALE

(a)

The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) STCC receives an opinion of counsel for the holders of the shares proposed to be transferred, reasonably satisfactory to counsel for STCC, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares which are being issued hereunder shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR STANDARD COMMERCE, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR STANDARD COMMERCE, INC.  THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.07

EXCHANGE OF CERTIFICATES

(a)

EXCHANGE OF CERTIFICATES.  After the Effective Time, the holders of the American Jianye Shares shall be required to surrender all their American Jianye Shares to the Exchange Agent, and the holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the American Jianye Shares theretofore represented by the stock certificates so surrendered shall have been exchanged pursuant to this Agreement.  Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented American Jianye Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such American Jianye Shares have been so exchanged.  No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented American Jianye Shares, until such certificate or certificates representing all the relevant American Jianye Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)

FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the American Jianye Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the American Jianye Shares.

(c)

EXCHANGE OF CERTIFICATES.  All certificates representing American Jianye Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to STCC subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d)

CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of American Jianye shall be deemed to be closed and no transfer of American Jianye Shares shall thereafter be recorded thereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STCC

STCC and, where applicable, the Merger Sub hereby jointly and severally represent and warrant to American Jianye, as of the date of this Agreement, as of the Closing Date and as of the Effective Time, as follows:

SECTION 2.01

ORGANIZATION, STANDING AND POWER

STCC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 2.02

SUBSIDIARIES

STCC owns all of the outstanding capital stock of the Merger Sub.  Other than its ownership of the Merger Sub, STCC does not have an ownership interest in any Person.     Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub has not and shall not have conducted any operating business, become a party to any agreements, or incurred any liabilities or obligations.

SECTION 2.03

 CAPITALIZATION

(a)

There are 201,000,000 shares of capital stock of STCC authorized, consisting of 100,000,000 shares of common stock, $0.001 par value per share (the “STCC Common Shares”), and 1,000,000  shares of preferred stock, $0.001 par value per share (“STCC Preferred Shares”).  As of the date of this Agreement, there are 4,948,500 STCC Common Shares issued and outstanding and no STCC Preferred Shares outstanding.

(b)

No STCC Common Shares or STCC Preferred Shares have been reserved for issuance to any Person.  There are no outstanding rights, warrants, options or agreements for the purchase of STCC Common or Preferred Shares except as provided in this Agreement.

(c)

All outstanding STCC Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.   The Merger Shares issuable to the American Jianye shareholders pursuant to the Merger will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04

AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of this Agreement by each of STCC and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of STCC and the  Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by STCC and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, STCC's or Merger Sub’s Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which STCC is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to STCC or Merger Sub.

SECTION 2.05

FINANCIAL CONDITION

The Form 10-SB filed by STCC and the Quarterly Reports on Form 10-QSB filed by STCC for the periods ended March 31, 2007 and June 30, 2007 (the “SEC Filings”) are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.  The financial statements included in the SEC Filings (the “Financial Statements”) were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of STCC as of the dates stated and the results of its operations for the periods presented.

SECTION 2.06

ABSENCE OF CERTAIN CHANGES OR EVENTS

Since June 30, 2007, except as reported in the Quarterly Report filed by STCC with the Securities and Exchange Commission (“SEC”) on Form 10-QSB for the period ending on that date, and except as contemplated by this Agreement:

(a)

there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of STCC;

(b)

STCC has not (i) amended its Articles of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)

STCC has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent STCC balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07

GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with STCC or Merger Sub, is required by or with respect to STCC or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 2.08

LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of STCC, threatened against or affecting, STCC or the Merger Sub or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.09

INTERESTED PARTY TRANSACTIONS

STCC is not indebted to any officer or director of STCC, and no such person is indebted to STCC.

SECTION 2.10

COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of STCC, the business of each of STCC and the Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.11

TAX RETURNS AND PAYMENT

STCC has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  Except as disclosed in Financial Statements filed by STCC with the SEC, there is no material claim for Taxes that is a Lien against the property of STCC other than Liens for Taxes not yet due and payable, none of which is material.  STCC has not received written notification of any audit of any Tax Return of STCC being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on STCC, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by STCC which is currently in effect, and STCC is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced STCC Financial Statements.

SECTION 2.12

SECURITY LISTING

STCC is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all STCC public filings required under the Exchange Act have been made.  The common stock of STCC is listed for quotation on the OTC Bulletin Board.  To the Knowledge of STCC, STCC has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.13

FINDERS’ FEES

STCC has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AMERICAN JIANYE

American Jianye hereby represents and warrants to STCC and to Merger Sub, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01

ORGANIZATION, STANDING AND POWER

American Jianye is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  American Jianye is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary.

SECTION 3.02

CAPITALIZATION

There are 100,000,000 shares of American Jianye capital stock authorized, consisting of 100,000,000 shares of common stock with $.00001 par value (the “American Jianye Common Shares”).  As of the date of this Agreement, there were 10,000 issued and outstanding American Jianye Common Shares.  No American Jianye Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of American Jianye Common Shares.   No Person is entitled to any rights with respect to the conversion, exchange or delivery of the American Jianye Common Shares.  The American Jianye Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03

AUTHORITY FOR AGREEMENT

The execution, delivery and performance of this Agreement by American Jianye has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of American Jianye, enforceable against American Jianye in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by American Jianye will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, American Jianye’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of American Jianye, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which American Jianye is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to American Jianye.

SECTION 3.04

GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with American Jianye, is required by or with respect to American Jianye in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05

BUSINESS OPERATIONS AND LIABILITIES - AMERICAN JIANYE.

American Jianye has conducted no business operations other than the acquisition of ownership of the capital stock of Zhao Dong Jianye.  American Jianye has no liabilities other than liabilities incurred in the ordinary course that will not exceed $10,000 on the Closing Date.

SECTION 3.06.

ORGANIZATION AND STANDING – ZHAO DONG JIANYE.

Zhao Dong Jianye is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.    Zhao Dong Jianye has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

SECTION 3.07

OWNERSHIP OF ZHAO DONG JIANYE SHARES.

American Jianye is the owner of one hundred percent (100%) the registered capital stock of Zhao Dong Jianye, free and clear of all Liens, encumbrances, and restrictions whatsoever.   No Person has any right to acquire capital stock of Zhao Dong Jianye, whether by tender of consideration or otherwise.

SECTION 3.08.

CORPORATE RECORDS.

All of the books and records of each of American Jianye and Zhao Dong Jianye including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.  All reports, returns and statements currently required to be filed by either American Jianye or Zhao Dong Jianye with any government agency with respect to the business and operations of American Jianye or Zhao Dong Jianye have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

SECTION 3.09

FINANCIAL STATEMENTS – ZHAO DONG JIANYE

The financial statements of Zhao Dong Jianye for the years ended June 30, 2007 and 2006 that will be delivered to STCC prior to the Closing will have been prepared in accordance with accounting principles generally accepted in the United States and will fairly present the financial condition of Zhao Dong Jianye at the date presented and the results of operations of Zhao Dong Jianye for those two years.

SECTION 3.10

TAXES.

Each of American Jianye and Zhao Dong Jianye has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of American Jianye or Zhao Dong Jianye other than Liens for Taxes not yet due and payable.  All Taxes due and owing by either American Jianye or Zhao Dong Jianye have been paid.  Neither American Jianye nor Zhao Dong Jianye is the beneficiary of any extension of time within which to file any tax return.

SECTION 3.11

PENDING ACTIONS.

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting American Jianye, Zhao Dong Jianye, or against Zhao Dong Jianye’s Officers or Directors that arose out of their operation of Zhao Dong Jianye.  Neither American Jianye, Zhao Dong Jianye, nor any of Zhao Dong Jianye’s Officers or Directors is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Zhao Dong Jianye or American Jianye.

SECTION 3.12

INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

To the Knowledge of American Jianye, Zhao Dong Jianye has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Zhao Dong Jianye has not received any written notice that the rights of any other person are violated by the use by Zhao Dong Jianye of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of American Jianye, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.13.

COMPLIANCE WITH LAWS.

Zhao Dong Jianye's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Zhao Dong Jianye is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Zhao Dong Jianye holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

SECTION 3.14

FINDERS’ FEES

Neither American Jianye nor Zhao Dong Jianye has incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01

COVENANTS OF AMERICAN JIANYE

American Jianye covenants and agrees that, during the period from the date of this Agreement until the Closing Date,  other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, American Jianye shall conduct and shall cause Zhao Dong Jianye to conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of STCC, neither American Jianye nor the Zhao Dong Jianye shall:

(a)

amend its Certificate of Incorporation or Bylaws;

(b)

pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)

merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

sell, transfer, or otherwise dispose of any material assets required for the operations of American Jianye’s or Zhao Dong Jianye’s business, except in the ordinary course of business consistent with past practices;

(e)

declare or pay any dividends on or make any distribution of any kind with respect to the American Jianye Shares (provided that the Zhao Dong Jianye may pay dividends or distributions of any kind to American Jianye; and

(f)

use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to American Jianye’s or Zhao Dong Jianye’s business, operations or assets where such violation would have a Material Adverse Effect on American Jianye or Zhao Dong Jianye.

SECTION 4.02

COVENANTS OF STCC

STCC covenants and agrees that, during the period from the date of this Agreement until the Closing Date, STCC shall, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of American Jianye shall not:

(a)

amend its Articles of Incorporation or Bylaws;

(b)

pay or agree to pay to any employee, officer or director compensation of any kind or amount;

(c)

merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, Lien or other encumbrance on any of  its material assets;

(e)

make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(f)

declare or pay any dividends on or make any distribution of any kind with respect to  STCC;

(g)

issue any additional shares of STCC capital stock or take any action affecting the capitalization of STCC or the STCC Common or Preferred Shares; and

(h)

grant any severance or termination pay to any director, officer or any other employees of STCC.

SECTION 4.03

COVENANTS OF THE PARTIES

(a)

Tax-free Reorganization.  The Parties intend that the Merger qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section.  In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

(b)

Announcement.  Neither American Jianye, on the one hand, nor STCC on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  Upon execution of this Agreement, STCC shall issue a press release, which shall be approved by American Jianye, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)

Notification of Certain Matters.  American Jianye shall give prompt written notice to STCC, and STCC shall give prompt written notice to American Jianye, of:

(i)

The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(ii)

Any material failure of American Jianye on the one hand, or STCC, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)

Reasonable Best Efforts.  Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)

The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)

The satisfaction of the Party's conditions precedent to Closing.

(e)

Access to Information

(i)

Inspection by American Jianye.  STCC will make available for inspection by American Jianye, during normal business hours and in a manner so as not to interfere with normal business operations, all of STCC’s records (including tax records), books of account, premises, contracts and all other documents in STCC’s possession or control that are reasonably requested by American Jianye to inspect and examine the business and affairs of STCC.  STCC will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of American Jianye concerning the business and affairs of STCC.  American Jianye will treat and hold as confidential any information it receives from STCC in the course of the reviews contemplated by this Section 4.03(e).  No examination by American Jianye will, however, constitute a waiver or relinquishment by American Jianye of its rights to rely on STCC’s covenants, representations and warranties made herein or pursuant hereto.

(ii)

Inspection by STCC.  American Jianye will, if requested, make available for inspection by STCC, during normal business hours and in a manner so as not to interfere with normal business operations, all of American Jianye’s and Zhao Dong Jianye’s records (including tax records), books of account, premises, contracts and all other documents in American Jianye’s possession or control that are reasonably requested by STCC to inspect and examine the business and affairs of American Jianye or Zhao Dong Jianye.  American Jianye will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of STCC concerning the business and affairs of American Jianye and Zhao Dong Jianye.  STCC will treat and hold as confidential any information it receives from American Jianye in the course of the reviews contemplated by this Section 4.03(e).  No examination by STCC will, however, constitute a waiver or relinquishment by STCC of its rights to rely on American Jianye’s covenants, representations and warranties made herein or pursuant hereto.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01

CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both STCC and American Jianye:

(a)

Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of American Jianye in accordance with the applicable provisions of the DGCL and its bylaws.

(c)

Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

SECTION 5.02

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF STCC

The obligations of STCC on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by STCC:

(a)

Consents and Approvals.  American Jianye shall have obtained all material consents, including any material consents and waivers by American Jianye’s lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations and Warranties.  The representations and warranties by American Jianye in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)

Performance.  American Jianye shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(d)

Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to STCC and its counsel, and STCC and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificate of Good Standing.  American Jianye shall have delivered to STCC a certificate as to the good standing of American Jianye certified by the Secretary of State of the State of Delaware on or within five (5) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither American Jianye nor the Zhao Dong Jianye shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which American Jianye or the Zhao Dong Jianye is a party which is reasonably likely to have a Material Adverse Effect on American Jianye or the Zhao Dong Jianye.

(g)

Due Diligence.  STCC shall have completed to its own satisfaction due diligence in relation to American Jianye.

(h)

SEC Filing.  No less than one week prior to the Closing, American Jianye shall have delivered to STCC the financial statements, report of American Jianye’s independent registered public accountant, and other information required for inclusion in the Current Report that STCC will file with the SEC within four business days after the Closing.

SECTION 5.03

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AMERICAN JIANYE

The obligations of American Jianye on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by American Jianye:

(a)

Consents and Approvals.  STCC and the Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations and Warranties.  The representations and warranties by STCC and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing

Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)

Performance.  Each of STCC and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(d)

Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to American Jianye and its counsel, and American Jianye and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificates of Good Standing.  STCC shall have delivered to American Jianye a certificate as to its and the Merger Sub’s good standing in the State of Delaware, in each case certified by the Secretary of State not more than five (5) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither STCC nor the Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which STCC or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on STCC or the Merger Sub.

(g)

Due Diligence.

American Jianye shall have completed to its own satisfaction due diligence in relation to STCC.

(h)

Status of STCC.  As at the Effective Time of the Merger, STCC (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have outstanding 4,948,500 STCC Common Shares; and there shall be no STCC Preferred Shares outstanding nor any options, warrants or rights to acquire capital stock of STCC whether for additional consideration or on conversion.

ARTICLE VI

TERMINATION

SECTION 6.01

TERMINATION

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(a)

The mutual written consent of the Boards of Directors of STCC and American Jianye;

(b)

Either STCC, on the one hand, or American Jianye, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

STCC, if American Jianye shall have breached in any material respect any of its  representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by STCC to American Jianye, or by STCC, if it is not satisfied with the results of its due diligence investigation;

(d)

American Jianye, if STCC shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by American Jianye to STCC, or by American Jianye if it is not satisfied with the results of its due diligence investigation; or

(e)

Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by November 30, 2007, unless extended by written agreement of STCC and American Jianye.

SECTION 6.02

EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of STCC or American Jianye, provided, however, that  (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b)  nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.

ARTICLE VII

CONFIDENTIALITY

SECTION 7.01

CONFIDENTIALITY

STCC, on the one hand, and American Jianye, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01

INDEMNIFICATION BY STCC

STCC agrees to indemnify, defend and hold harmless each of American Jianye, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of American Jianye, any subsidiary or affiliate thereof or an employee of American Jianye, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “American Jianye Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by STCC, or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing,  or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of STCC or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any American Jianye Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify STCC in writing, but the failure to so notify shall not relieve STCC from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice STCC.

SECTION 8.02

INDEMNIFICATION BY AMERICAN JIANYE

American Jianye shall indemnify, defend and hold harmless each of STCC, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of STCC, any subsidiary or affiliate thereof or an employee of STCC, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “STCC Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by American Jianye or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of American Jianye or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any STCC Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify American Jianye in writing, but the failure to so notify shall not relieve American Jianye from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice American Jianye.

SECTION 8.03

INDEMNIFICATION OF EXCHANGE AGENT

STCC, American Jianye, and Merger Sub (for the purposes of this Section 8.03, the “Indemnitors”) agree to indemnify the Exchange Agent and his employees and agents (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees, or any of them, may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, or any one of them, arising out of or relating in any way to the Exchange Agent’s service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01

EXPENSES

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02

APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03

NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)

If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to American Jianye, to:

Huakang Zhou

American Jianye Ethanol Company, Inc.

18 Kimberly Court

East Hanover, NJ  07936

Telephone:  973-462-8777

Facsimile:   973-966-8870

If to STCC, to:

Jianye Wang

Standard Commerce, Inc.

c/o American Union Securities, Inc.

100 Wall Street – 15th Floor

New York, NY 10005

Telephone:  212-232-0120

Facsimile:  212-785-5867

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY 10533

Telephone:  914-693-3026

Facsimile:   914-693-1807

Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04

 ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.05

ASSIGNMENT

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law.  Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 9.06

COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07

NO THIRD PARTY BENEFICIARIES

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08

RULES OF CONSTRUCTION

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

STANDARD COMMERCE, INC.

By:

/s/ Jianye Wang

Name:

Jianye Wang

Title:

Chief Executive Officer

AMERICAN JIANYE ACQUISITION CORP.

By:

/s/ Jianye Wang

Name:

Jianye Wang

Title:

Chief Executive Officer

AMERICAN JIANYE ETHANOL COMPANY, INC.

By:

/s/ Huakang Zhou___________________

Name:

Huakang Zhou

Title:

President